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                                                                    EXHIBIT 11.1

                             PEREGRINE SYSTEMS, INC.
                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                          THREE MONTHS ENDED DECEMBER 31,
                                                          -------------------------------
                                                               1996             1997
                                                              -------         -------
Diluted:
Net income ...........................................        $ 1,638          $1,388
                                                              -------         -------
Weighted  average number of shares and equivalent
      shares outstanding:
        Weighted average number of shares outstanding.         12,904          18,039
        Effect of stock options.......................          1,615           2,071
                                                              -------         -------
                                                               14,519          20,110
                                                              -------         -------
Net income per share..................................        $  0.11         $  0.07
                                                              -------         -------
                                                              -------         -------

Basic:
Net income............................................        $ 1,638         $ 1,388
                                                              -------         -------
Weighted average number of shares outstanding.........         12,904          18,039
                                                              -------         -------
Net income per share..................................        $  0.13         $  0.08
                                                              -------         -------
                                                              -------         -------
                                                          NINE MONTHS ENDED DECEMBER 31,
                                                          ------------------------------
                                                               1996            1997
                                                              -------        -------
Diluted:
Net income (loss).....................................        $ 2,218         $(2,369)
                                                              -------        -------
Weighted  average number of shares and equivalent
        Shares outstanding:
        Weighted average number of shares outstanding.         12,901         15,510
        Effect of stock options.......................          1,537              -
                                                              -------        -------
                                                               14,438         15,510
                                                              -------        -------
Net income (loss) per share...........................        $  0.15        $ (0.15)
                                                              -------        -------
                                                              -------        -------
Basic:
Net income ...........................................        $ 2,218        $(2,369)
                                                              -------        -------
Weighted average number of shares outstanding.........         12,901         15,510
                                                              -------        -------
Net income (loss) per share...........................        $  0.17        $ (0.15)
                                                              -------        -------
                                                              -------        -------
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